UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

YANGTZE RIVER DEVELOPMENT LIMITED
(Exact name of registrant as specified in its charter)

Nevada	27-1636887
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

183 Broadway, Suite 5 New York, NY 10007 Tel: (646) 861-3315
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange which each class is to be registered
Common Stock, $0.0001 par value per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-209579

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the common stock, $0.0001 par value per share (the “Common Stock”), of Yangtze River Development Limited, a Nevada corporation, (the “Registrant”) is set forth under the heading “Description of Securities” contained in the Registrant’s registration statement on Form S-1 (File No. 333-209579), as initially filed with the Securities and Exchange Commission (the “Commission”) on February 18, 2016, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

YANGTZE RIVER DEVELOPMENT LIMITED

Date: April 13, 2017	By:	/s/ Xiangyao Liu
Name: Xiangyao Liu
Title: President and Chief Executive Officer

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